As filed with the Securities and Exchange Commission on January 3, 2003

                                                      Registration No. 333-87352

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           MONMOUTH COMMUNITY BANCORP
                 (Name of small business issuer in its charter)

      New Jersey                         6711                    22-3757709
(State or jurisdiction     (Primary Standard Industrial      (I.R.S. Employer
of incorporation or         Classification Code Number)      Identification No.)
organization)

                                627 Second Avenue
                          Long Branch, New Jersey 07740
                                 (732) 571-1300
                   (Address, including zip code, and telephone
                  number, including area code, of registrant's
               principal executive offices and place of business)

                                James S. Vaccaro
                      Chairman and Chief Executive Officer
                           Monmouth Community Bancorp
                                627 Second Avenue
                          Long Branch, New Jersey 07740
                                 (732) 571-1300
            (Name, including zip code, address and telephone number,
                   including area code, of agent for service)

                        Copies of all communications to:

                              Paul T. Colella, Esq.
                        Giordano, Halleran & Ciesla, P.C.
                        125 Half Mile Road, P.O. Box 190
                          Middletown, New Jersey 07748
                                 (732) 741-3900

Approximate date of commencement of proposed sale to the public: Not Applicable.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

     This Post-Effective Amendment shall become effective in accordance with
Section 8(c) of the Securities Act of 1933, on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(c), may determine.

                      DEREGISTRATION OF UNISSUED SECURITIES

     Pursuant to this Post-Effective Amendment No. 1 to the Registration Statement on Form SB-2 (File No. 333-87352) filed with the Securities and Exchange Commission on May 1, 2002, as amended on June 19, 2002 and July 12, 2002, and subsequently declared effective by the Securities and Exchange Commission on July 23, 2002, Monmouth Community Bancorp hereby deregisters certain shares of its common stock and rights to purchase its common stock.

     Pursuant to its Registration Statement, the Registrant registered 1,173,415 shares of its common stock and 1,023,415 rights to purchase shares of its common stock. The Registrant's obligation to maintain the effectiveness of the Registration Statement for the unsold portion of securities expired on November 30, 2002. Therefore, in accordance with its undertaking contained in Item 28 of
Part II of the Registration Statement, the Registrant respectfully requests that the Securities and Exchange Commission remove from registration 790,075 shares of the Registrant's common stock and 870,826 rights to purchase shares of the Registrant's common stock that were registered pursuant to the Registration Statement and remain unsold thereunder.



                                    * * * * *

                                   SIGNATURES


     In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and has authorized this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, in the City of Long Branch, State of New Jersey, on January 3, 2003.

                                            MONMOUTH COMMUNITY BANCORP



                                        By:    /s/ James S. Vaccaro
                                            ------------------------------------
                                      Name: James S. Vaccaro
                                     Title: Chairman and Chief Executive Officer


         In accordance with the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement was signed by the following persons in the capacities and on the dates stated.



    Signatures                         Title                            Date
    ----------                         -----                            ----

/s/ James S. Vaccaro         Chairman of the Board of            January 3, 2003
-------------------------    Directors and Chief Executive
    James S. Vaccaro         Officer (Principal Executive
                             Officer)



/s/ Anthony Giordano, III    Senior Vice President (Principal    January 3, 2003
-------------------------    Financial and Accounting
    Anthony Giordano, III    Officer)

          *
-------------------------    President and Director              January 3, 2003
 Richard O. Lindsey

          *
-------------------------             Director                   January 3, 2003
 John A. Brockriede

          *
-------------------------             Director                   January 3, 2003
   James G. Aaron

          *                           Director                   January 3, 2003
-------------------------
   Mark R. Aikins



          *                           Director                   January 3, 2003
-------------------------
Nicholas A. Alexander

          *
-------------------------             Director                   January 3, 2003
   John F. McCann

          *
-------------------------             Director                   January 3, 2003
Harold M. Miller, Jr.

          *                           Director                   January 3, 2003
-------------------------
   Carmen M. Penta

          *
-------------------------             Director                   January 3, 2003
    Mark G. Solow


*By: /s/ James S. Vaccaro
     --------------------
     James S. Vaccaro
     As Attorney in Fact